Allmerica Investment Trust
                                    Select Aggressive Growth Fund - (Series # 8)
                                               Massachusetts Financial Servcies
                      10f-3 Transactions for the Quarter Ended December 31, 2001

                                                                                                                Purchase as
                                               Amount of         Commission as   Total Amount     Total Amount   a Percentage
                    Type of  Date of  Purchase Commission        a Percentage     of Offering(1)  of Putchase(2)  of Offering
   Fund    Security Transact Transact Share    or Spread per Unit of Price
MFS Aggress  PFG   Purchase 10/23/01  18.5       None              None          100,000,000       2,089,800      2.08%
MFS Aggress  ATH   Purchase 10/30/01   36        None              None          480,000,000         952,500      0.20%
MFS Aggress  LAVA  Purchase 11/20/01   13        None              None            4,850,000          85,400      1.76%
MFS Aggress  WTW   Purchase 11/15/01   24        None              None           17,400,000         221,000      1.27%
MFS Aggress  RMK   Purchase 12/11/01   23        None              None           30,000,000         600,000      2.00%
MFS Aggress  NSCN  Purchase 12/12/01   16        None              None           10,000,000         220,000      2.20%

             Purchase as a              Name of Affiliated           Name of Broker/Dealer
Fund         Percentage of Fund Assets  Broker/Dealer in Syndicate   from whom Securities were Purchased
MFS Aggress     *                           Prudential Securities     Goldman Sachs
MFS Aggress     *                           Prudential Securities     Goldman Sachs
MFS Aggress     *                           Prudential Securities     First Boston
MFS Aggress     *                           Prudential Securities     First Boston
MFS Aggress                                 Prudential Securities     JP Morgan
MFS Aggress     *                           Prudential Securities     Goldman Sachs






* Please note that MFS is not the Trust's custodian or administrator and therefore does not have access to the Trust's total assets or net assets. MFS' com- pliance testing is performed using portfolio valuation reports derived from its internal security inventory system and not the books and records of the Trust. (1) Total Amount of Offering refers to MFS complex wide. (2) Total Amount of Purchase refers to amount purchased by the Allmerica Select Aggressive Growth Fund.